As filed with the Securities and Exchange Commission on August 8, 2001
                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MACROCHEM CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    04-2744744
--------------------------------           ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                               110 HARTWELL AVENUE
                       LEXINGTON, MASSACHUSETTS 02421-3134
          (Address, including Zip Code, of Principal Executive Offices)

                              MACROCHEM CORPORATION
                               2001 INCENTIVE PLAN
                                       and
                              NON-STATUTORY OPTION
                            (Full title of the plan)

            ---------------------------------------------------------
                  ROBERT J. PALMISANO, CHIEF EXECUTIVE OFFICER
                              MACROCHEM CORPORATION
            110 HARTWELL AVENUE, LEXINGTON, MASSACHUSETTS 02421-3134
                                 (781) 862-4003
            (Name, address and telephone number of agent for service)
            ---------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                     Proposed         Proposed
Title of              Amount          maximum          maximum        Amount of
securities to          to be      offering price      aggregate     registration
be registered       registered      per share      offering price       fee
--------------------------------------------------------------------------------

Common Stock,
$.01 par value    2,200,000 sh.        (1)          $10,332,166       $2,583
--------------------------------------------------------------------------------

(1) The offering price for shares being registered are as follows for 1,445,200 shares subject to options on the date hereof: $3.02 per share for 1,057,000 shares, or an aggregate of $3,192,140; $3.175 per share for 3,000 shares, or an aggregate of $9,525; $4.095 per share for 3,000 shares, or an aggregate of $12,285; $5.49 per share for 120,000 shares, or an aggregate of $658,800; $6.07 per share for 257,200 shares, or an aggregate of $1,561,204; and $7.46 per share for awards totaling 5,000 shares of unrestricted stock, or an aggregate of $37,300. The offering price for the remaining 754,800 shares being registered has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of MacroChem Corporation, as reported on the NASDAQ National Market on August 1, 2001.

                                       1
                            Exhibit Index at Page 8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The documents containing the Registrant's 2001 Incentive Plan information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 of the Securities Act of 1933, as amended. The documents containing the Registrant's Non-Statutory Option information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to the holder of such Option as specified by Rule 428 of the Securities Act of 1933, as amended. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated in and made a part of this registration statement by reference:

     a. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

     b. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001.

     c. The Description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A, File No. 0-13634.

     All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     No material interests.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Certificate provides that the Company's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant's Certificate further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

     For the undertaking with respect to indemnification, see Item 9 herein.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit List

     5.   Legal opinion of James W. Spindler, Esq.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of James W. Spindler, Esq., is contained in the opinion filed as Exhibit 5 to this Registration Statement.

     99.  MacroChem Corporation 2001 Incentive Plan.

     99.1 MacroChem Corporation Option Certificate.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. SIGNATURES

                                   SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Massachusetts on August 7, 2001.

                                        MACROCHEM CORPORATION

                                        By:  /s/ Robert J. Palmisano
                                        -------------------------------------
                                        Robert J. Palmisano
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities indicated on August 7, 2001.

/s/ Robert J. Palmisano          Chief Executive Officer, President and Director
--------------------------
Robert J. Palmisano

/s/ John L. Zabriskie            Chairman of the Board of Directors
--------------------------
John L. Zabriskie

/s/ Bernard R. Patriacca         Vice President & Chief Financial Officer
--------------------------
Bernard R. Patriacca

/s/ Peter G. Martin              Director
--------------------------
Peter G. Martin

/s/ Michael A. Davis, M.D.       Director
--------------------------
Michael A. Davis, M.D.

/s/ Robert J. DeLuccia           Director
--------------------------
Robert J. DeLuccia

/s/ Paul S. Echenberg            Director
--------------------------
Paul S. Echenberg

                                  EXHIBIT INDEX

Exhibit List

Number   Title of Exhibit                                               Page
------   ----------------                                               ----

5.       Legal Opinion of James W. Spindler, Esq.                         9

23.1 Consent of James W. Spindler, Esq. is contained in the opinion filed as Exhibit 5 to this Registration Statement.

23.2     Consent of Deloitte & Touche LLP.                               10

99.      MacroChem Corporation 2001 Incentive Plan.                      11

99.1     MacroChem Corporation Option Certificate.                       24